                                                                     Exhibit 1.1
REFERENCE 1.1
SUBSCRIPTION AGREEMENT


                              WORLDWINEWEB.WS. INC.
                             SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to , WORLDWINEWEB.WS. INC. hereby subscribes for the purchase of the number of Common Shares indicated below (minimum of two hundred and fifty shares) of WORLDWINEWEB.WS. INC., at a purchase of $0.10 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:      (1)      Number of Shares                   ___________

                     (2)      Total Contribution ($0.20/Share)   $__________

                              Date of Investor's check           ___________

B.  REGISTRATION:

                     (3)      Registered owner: _____________________________

                               Co-Owner:
                      _______________________________________

                      (4)      Mailing address:  _____________________________

                               City, State & zip:
                      ________________________________________

                      (5)      Residence Address (if different from above):

                      _________________________________________

                      (6)      Birth Date:      ______/______/______

                      (7)      Employee or Affiliate:    Yes ______    No ______

                      (8)      Social Security: #: ______/______/______

                       U.S. Citizen [ ]          Other [ ]

                       Co-Owner Social Security:
                       #: ______/______/______

                       U.S. Citizen [ ]          Other [ ]

                       Corporate or Custodial:

                       Taxpayer ID #: ______/______/______

                       U.S. Citizen [ ]          Other [ ]

                       (9)      Telephone (H) (     ) _________________________

C.  OWNERSHIP          [ ] Individual Ownership           [ ] IRA or Keogh

                       [ ] Joint Tenants with Rights of Survivorship

                       [ ] Trust/Date Trust Established_______________

                       [ ] Pension/Trust (S.E.P.)

       [ ] Tenants in Common              [ ] Tenants by the Entirety

       [ ] Corporate Ownership            [ ] Partnership

                       [ ] Other_____________________


D. SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus.

Registered Owner: _____________________________

Co-Owner:         _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________


MAIL TO:
WorldWineWeb.ws, Inc.
4275 Executive Square
La Jolla, Ca 92037

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FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________